Exhibit 2.2

EXECUTION VERSION

EBAY INC.

AND

EBAY INTERNATIONAL AG

AND

SONORIT HOLDING, AS

AND

SPRINGBOARD GROUP S.À.R.L.

(FORMERLY SLP III CAYMAN DS IV HOLDINGS S.À.R.L.)

AMENDMENT TO AGREEMENT FOR THE SALE AND

PURCHASE OF THE ENTIRE SHARE CAPITAL OF

SKYPE LUXEMBOURG HOLDINGS S.À.R.L.,

SKYPE INC.,

AND

SONORIT HOLDING, AS

THIS AMENDMENT is made on 19 October 2009

AMONG:

(1)	EBAY INC., a company incorporated under the laws of Delaware, having its corporate headquarters at 2145 Hamilton Avenue, San Jose, California, 95125, United States; and

(2)	EBAY INTERNATIONAL AG, a Swiss company, having its registered office at Helvetiastrasse 15/17, CH-3005, Bern, Switzerland; and

(3)	SONORIT HOLDING, AS, a Norwegian company, having its registered office at P.O. Box 2374 Solli, O204 Oslo, Norway; and

(4)	SPRINGBOARD GROUP S.À.R.L. (FORMERLY SLP III CAYMAN DS IV HOLDINGS S.À.R.L.), a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 65 Boulevard Grande-Duchesse Charlotte, L-1331 Luxembourg, and registered with the Luxembourg Trade and Companies Register under number B 141.496.

WHEREAS the parties entered into an Agreement for the sale and purchase of the entire share capital of Skype Luxembourg Holdings S.à.r.l., Skype Inc., Camino Networks, Inc. and Sonorit Holding, AS on 1 September 2009, as amended on 14 September 2009 (the “SPA”).

WHEREAS, the parties wish to amend certain terms of the SPA as set forth in this Amendment.

NOW THEREFORE, THE PARTIES AGREE as follows:

1.	AMENDMENTS

1.1	The cover page to the SPA shall be amended by deleting the reference to Camino Networks, Inc.

1.2	Section 1.1 of the SPA is hereby amended by:

1.2.1	deleting the definitions of “Camino” and “Camino Shares” in their entirety;

1.2.2	deleting the words “Camino,” from the definition of “Group Companies”; and

1.2.3	deleting clause “(d)” from the definition of “Shares”.

1.3	Schedule 1 to the SPA is hereby amended as follows:

1.3.1	The reference to “Camino” shall be deleted from the title of Part A to Schedule 1; and

1.3.2	The reference, and all information pertaining, to Camino Networks, Inc. shall deleted in their entirety from Part A of Schedule 1.

1.4	Annex F to the SPA is hereby amended by adding Turkey and Israel to the list of countries set forth in Annex F.

2.	MISCELLANEOUS

2.1	Except as expressly amended pursuant to clause 1 of this Amendment, the SPA, and all rights and obligations of the parties thereunder and under all schedules and annexes thereto, shall remain in full force and effect. This Amendment shall not, except as expressly provided herein, be deemed to be a consent to any waiver or modification of any other terms or provisions of the SPA.

2.2	This Amendment (including any non-contractual obligations arising out of or in connection with it) is governed by English law.

2.3	This Agreement may be executed in any number of counterparts (including by way of electronic transmission in .PDF format or by fax), each of which when executed and delivered is an original and all of which together evidence the same agreement.

2.4	Each of the parties intends this Amendment to be a deed and confirms that it is executed and delivered as a deed on the date first written above, in each case notwithstanding the fact that one or more of the parties may only execute this Amendment under hand.

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EXECUTED and delivered as a deed on the date first written above on behalf of

EBAY INC., a company incorporated under the laws of Delaware,

By:	/s/ John Donahoe
Name:	John Donahoe
Title:	President and CEO

being a person who, in accordance with the laws of that territory, is acting under the authority of the company.

Signature Page to Amendment to SPA

EXECUTED and delivered as a deed on the date first written above on behalf of

EBAY INTERNATIONAL AG, a company incorporated under the laws of Switzerland,

By:	/s/ Nicholas Staheyeff
Name:	Nicholas Staheyeff
Title:	Vice President, CFO Europe

By:	/s/ Wendy Jones
Name:	Wendy Jones
Title:	Vice President International Operations

being a person who, in accordance with the laws of that territory, is acting under the authority of the company.

Signature Page to Amendment to SPA

EXECUTED and delivered as a deed on the date first written above on behalf of

SONORIT HOLDINGS, AS, a company incorporated under the laws of Norway,

By:	/s/ Robert Miller
Name:	Robert Miller
Title:	Director

being a person who, in accordance with the laws of that territory, is acting under the authority of the company.

Signature Page to Amendment to SPA

EXECUTED and delivered as a deed on the date first written above on behalf of

SPRINGBOARD GROUP S.À.R.L., a company incorporated under the laws of Luxembourg,

By:	/s/ Alan Austin
Name:	Alan Austin
Title:	A Manager

being a person who, in accordance with the laws of that territory, is acting under the authority of the company.

Signature Page to Amendment to SPA

EXECUTION VERSION

CONFIDENTIAL

EBAY INC.

AND

EBAY INTERNATIONAL AG

AND

SONORIT HOLDING, AS

AND

SPRINGBOARD GROUP S.À.R.L.

(FORMERLY SLP III CAYMAN DS IV HOLDINGS S.À.R.L.)

AMENDMENT NO. 2 TO AGREEMENT FOR THE SALE AND

PURCHASE OF THE ENTIRE SHARE CAPITAL OF

SKYPE LUXEMBOURG HOLDINGS S.À.R.L.,

SKYPE INC.,

AND

SONORIT HOLDING, AS

THIS AMENDMENT NO. 2 is made on 21 October 2009 (this “Amendment”)

AMONG:

(1)	EBAY INC., a company incorporated under the laws of Delaware, having its corporate headquarters at 2145 Hamilton Avenue, San Jose, California, 95125, United States; and

(2)	EBAY INTERNATIONAL AG, a Swiss company, having its registered office at Helvetiastrasse 15/17, CH-3005, Bern, Switzerland; and

(3)	SONORIT HOLDING, AS, a Norwegian company, having its registered office at P.O. Box 2374 Solli, O204 Oslo, Norway; and

(4)	SPRINGBOARD GROUP S.À.R.L. (FORMERLY SLP III CAYMAN DS IV HOLDINGS S.À.R.L.), a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 65 Boulevard Grande-Duchesse Charlotte, L-1331 Luxembourg, and registered with the Luxembourg Trade and Companies Register under number B 141.496.

WHEREAS the parties entered into an Agreement for the sale and purchase of the entire share capital of Skype Luxembourg Holdings S.à.r.l., Skype Inc., and Sonorit Holding, AS on 1 September 2009, as amended on 14 September 2009, and as further amended on 19 October 2009 (the “SPA”).

WHEREAS, the parties wish to amend certain terms of the SPA as set forth in this Amendment.

NOW THEREFORE, THE PARTIES AGREE as follows:

1.	AMENDMENTS

1.1	Clause 5.10 of the SPA is hereby amended and restated in its entirety as follows:

On October 21, 2009, the Buyer shall cause the Equity Providers and/or their designated affiliates (in such capacity, the “Depositors”) to initiate (and, within three Business Days thereafter, to complete) the transfer to JPMorgan Chase Bank, National Association (the “Escrow Agent”), pursuant to the terms of the Escrow Agreement, dated as of October 21, 2009, among the Depositors and the Escrow Agent (the “Escrow Agreement”), of an amount equal to the aggregate obligation of the Equity Providers under the Equity Funding Letters as of the date of this Agreement (the “Escrow Amount”). The Sellers agree and acknowledge that the deposit of the Escrow Amount with the Escrow Agent pursuant to the Escrow Agreement shall in no way be construed as an admission by the Buyer, any Equity Provider, any Depositor or any other party that any condition to Completion set out in Schedule 2 has been satisfied or waived, and shall in no way affect, or be construed as a waiver of, the rights and obligations of the parties under this Agreement, including with respect to the obligation to effect Completion, which shall be governed solely by the terms of this Agreement, or the provisions related to the termination of this Agreement and the limitations on liability contained in clauses 3.6 and 3.8.

1.2	Schedule 10 to the SPA is hereby amended by making the following changes to the table set forth therein: (a) replacing the phrase “Yucca Partners LP Jersey Branch” with “Index Venture Growth Associates I Limited”; and (b) adding “Silver Lake Technology Investors III Cayman, L.P.”.

1.3	Annex F to the SPA is hereby deleted in its entirety.

2.	MISCELLANEOUS

2.1	Except as expressly amended pursuant to clause 1 of this Amendment, the SPA, and all rights and obligations of the parties thereunder and under all schedules and annexes thereto, shall remain in full force and effect. This Amendment shall not, except as expressly provided herein, be deemed to be a consent to any waiver or modification of any other terms or provisions of the SPA.

2.2	This Amendment (including any non-contractual obligations arising out of or in connection with it) is governed by English law.

2.3	This Agreement may be executed in any number of counterparts (including by way of electronic transmission in .PDF format or by fax), each of which when executed and delivered is an original and all of which together evidence the same agreement.

2.4	Each of the parties intends this Amendment to be a deed and confirms that it is executed and delivered as a deed on the date first written above, in each case notwithstanding the fact that one or more of the parties may only execute this Amendment under hand.

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EXECUTED and delivered as a deed on the date first written above on behalf of

EBAY INC., a company incorporated under the laws of Delaware,

By:	/s/ Robert H. Swan
Name:	Robert H. Swan
Title:	CFO

being a person who, in accordance with the laws of that territory, is acting under the authority of the company.

Signature Page to Amendment No. 2 to SPA

EXECUTED and delivered as a deed on the date first written above on behalf of

EBAY INTERNATIONAL AG, a company incorporated under the laws of Switzerland,

By:	/s/ Nicholas Staheyeff
Name:	Nicholas Staheyeff
Title:	Vice President, CFO Europe

being a person who, in accordance with the laws of that territory, is acting under the authority of the company.

Signature Page to Amendment No. 2 to SPA

EXECUTED and delivered as a deed on the date first written above on behalf of

SONORIT HOLDINGS, AS, a company incorporated under the laws of Norway,

By:	/s/ Robert Miller
Name:	Robert Miller
Title:	Director

being a person who, in accordance with the laws of that territory, is acting under the authority of the company.

Signature Page to Amendment No. 2 to SPA

EXECUTED and delivered as a deed on the date first written above on behalf of

SPRINGBOARD GROUP S.À.R.L., a company incorporated under the laws of Luxembourg,

By:	/s/ Alan Austin
Name:	Alan Austin
Title:	A Manager

being a person who, in accordance with the laws of that territory, is acting under the authority of the company.

Signature Page to Amendment No. 2 to SPA

EXECUTION VERSION

EBAY INC.

AND

EBAY INTERNATIONAL AG

AND

SONORIT HOLDING, AS

AND

SPRINGBOARD GROUP S.À.R.L.

(FORMERLY SLP III CAYMAN DS IV HOLDINGS S.À.R.L.)

AMENDMENT NO. 3 AND CONSENT TO AGREEMENT FOR THE SALE AND

PURCHASE OF THE ENTIRE SHARE CAPITAL OF

SKYPE LUXEMBOURG HOLDINGS S.À.R.L.,

SKYPE INC.,

AND

SONORIT HOLDING, AS

THIS AMENDMENT NO. 3 AND CONSENT is made on 5 November 2009 (this “Amendment and Consent”):

AMONG:

(1)	EBAY INC., a company incorporated under the laws of Delaware, having its corporate headquarters at 2145 Hamilton Avenue, San Jose, California, 95125, United States; and

(2)	EBAY INTERNATIONAL AG, a Swiss company, having its registered office at Helvetiastrasse 15/17, CH-3005, Bern, Switzerland; and

(3)	SONORIT HOLDING, AS, a Norwegian company, having its registered office at P.O. Box 2374 Solli, O204 Oslo, Norway; and

(4)	SPRINGBOARD GROUP S.À.R.L. (FORMERLY SLP III CAYMAN DS IV HOLDINGS S.À.R.L.), a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 65 Boulevard Grande-Duchesse Charlotte, L-1331 Luxembourg, and registered with the Luxembourg Trade and Companies Register under number B 141.496.

WHEREAS the parties entered into an Agreement for the sale and purchase of the entire share capital of Skype Luxembourg Holdings S.à.r.l., Skype Inc. and Sonorit Holding, AS on 1 September 2009, as amended on 14 September 2009, and as further amended on 19 October 2009 and 21 October 2009 (the “SPA”); and

WHEREAS simultaneously with the execution of this Amendment and Consent, Silver Lake Partners III Cayman (AIV III), L.P., Silver Lake Partners, L.P., Silver Lake Partners, II, L.P., Silver Lake Partners III, L.P., Silver Lake Partners Management Company, L.L.C., Silver Lake Management Company III, L.L.C., Silver Lake Technology Investors III Cayman, L.P. and SLP Springboard Co-Invest, L.P., CPP Investment Board Private Holdings, Inc. and Canada Pension Plan Investment Board, Index Ventures Growth I (Jersey), L.P., Index Venture Management, S.A., Index Ventures Growth Associates I Limited, Index Ventures Growth I Parallel Entrepreneur Fund (Jersey), L.P., Yucca Partners LP Jersey Branch, Andreessen Horowitz Fund I, L.P., Andreessen Horowitz Fund I-A, L.P., Andreessen Horowitz Fund I-B, L.P., Springboard Group S.à r.l (formerly SLP III Cayman DS IV Holdings S.à r.l), Skype Luxembourg Holdings, S.à r.l., Skype, Inc., Sonorit Holding, AS, Skype Technologies, S.A., eBay, Inc., Michaelangelo Volpi, Joltid Limited, Joost US Inc. and Joost N.V., Niklas Zennström, Janus Friis, Mark Dyne, Europlay Capital Advisors, LLC and EuroAcquisition 1 Limited are entering into the Master Settlement Agreement, dated as of the date hereof (the “Settlement Agreement”), attached as Annex A to this Amendment and Consent.

WHEREAS, the parties wish to amend certain terms of the SPA as set forth in this Amendment and Consent.

NOW THEREFORE, THE PARTIES AGREE as follows:

1.	AMENDMENTS, CONSENTS, WAIVERS AND ACKNOWLEDGEMENTS RELATED TO THE SETTLEMENT AGREEMENT

1.1	The definition of “Completion Date” in clause 1.1 of the SPA is amended and restated in its entirety as follows:

““Completion Date” means the later of: (a) November 19, 2009; and (b) the second Business Day following the day on which the last of the conditions listed in Schedule 2 (other than those conditions that by their nature are to be satisfied at Completion, but subject to the satisfaction or waiver of those conditions) shall have been satisfied or waived in accordance with this Agreement (the “Conditions Satisfaction Date”); or such other date as may be agreed in writing between the Buyer and the Sellers; provided that (i) in the event that the Conditions Satisfaction Date occurs prior to November 19, 2009, the Buyer may, at its option, elect by delivering a written notice to the Sellers, at least one Business Day prior to the desired Completion Date, that Completion shall occur on a day selected by the Buyer that is prior to November 19, 2009; and (ii) in the event that, on or prior to the later of the Conditions Satisfaction Date and November 19, 2009 (such later day, the “Initial Outside Completion Date”), a Settlement Agreement Failure Event (as defined below) occurs, the Buyer may, at its option, elect by delivering a written notice to the Sellers at any time up to the Initial Outside Completion Date (such day of election, the “Notice Day”), that Completion shall occur (subject to the satisfaction or waiver of the conditions listed in Schedule 2, except as expressly set forth below) on a day selected by the Buyer that is no later than 10 Business Days following the Settlement Agreement Failure Day (as defined below) (such day, the “Extended Outside Completion Date”) so long as, on the Notice Day, the Buyer delivers to the Sellers an irrevocable written waiver, executed by the Buyer, of each of the conditions set out in paragraph 1 (solely with respect to the Sellers’ Warranties set out in clauses 4.2, 15.1 and 15.2 of Schedule 4 to this Agreement) and paragraph 4 of Schedule 2 to this Agreement (but not, in each case, with respect to facts, events or circumstances that occurred on or prior to the Initial Outside Completion Date); for purposes of the foregoing: (x) the “Settlement Agreement Failure Event” means the Settlement Agreement ceasing to be in full force and effect and/or any of the parties thereto (other than the Buyer, the Buyer’s Pre-Completion Shareholders and their affiliates) terminating or repudiating the Settlement Agreement; and (y) the “Settlement Agreement Failure Day” means the day on which the Settlement Agreement Failure Event first occurs;”.

1.2	The definition of “Settlement Agreement” is added to clause 1.1 of the SPA as follows:

““Settlement Agreement” means the master settlement agreement, by and among Silver Lake Partners III Cayman (AIV III), L.P., Silver Lake Partners, L.P., Silver Lake Partners, II, L.P., Silver Lake Partners III, L.P., Silver Lake Partners

Management Company, L.L.C., Silver Lake Management Company III, L.L.C., Silver Lake Technology Investors III Cayman, L.P. and SLP Springboard Co-Invest, L.P., CPP Investment Board Private Holdings, Inc. and Canada Pension Plan Investment Board, Index Ventures Growth I (Jersey), L.P., Index Venture Management, S.A., Index Ventures Growth I Parallel Entrepreneur Fund (Jersey), L.P., Yucca Partners LP Jersey Branch, Andreessen Horowitz Fund I, L.P., Andreessen Horowitz Fund I-A, L.P., Andreessen Horowitz Fund I-B, L.P., Buyer, Skype Luxembourg Holdings, S.à r.l., Skype, Inc., Sonorit Holding, Skype Technologies, S.A., Parent, Michaelangelo Volpi, Joltid Limited, Joost US Inc., Joost N.V., Niklas Zennström, Janus Friis, Mark Dyne, Europlay Capital Advisors, L.L.C. and EuroAcquisition 1 Limited, dated November 5, 2009, and any transactions, agreements, arrangements and other documents contemplated thereby;”.

1.3	Clause 3.4.2 of the SPA is amended and restated in its entirety as follows:

“Luxembourg Sub shall pay the euro equivalent of $86,000,000 (using the exchange rate quoted in the Financial Times on the date that is two Business Days immediately preceding the Completion Date (or such other date as the parties may mutually agree on) in cash to International by paying accrued interest payable pursuant to, or by redemption or repurchase of, the convertible preferred equity certificates of Luxembourg Sub;”.

1.4	Clause 3.4.3 of the SPA is amended by deleting the number “35%” and replacing it with “35% (prior to dilution as a result of the ordinary shares of the Buyer to be issued pursuant to the Settlement Agreement, the Subscription Agreement (as defined in the Settlement Agreement) and the Warrant (as defined in the Settlement Agreement))”.

1.5	Clause 5.7(b) of the SPA is amended by inserting “, the Settlement Agreement, any transactions, agreements and other documents contemplated by the Settlement Agreement,” immediately after the word “Transactions”.

1.6	Clauses 8.1 through 8.7 of the SPA are deleted in their entirety. The heading to clause 8 of the SPA is amended by replacing “Joltid Litigation” with “[Intentionally Omitted]”.

1.7	Clause 13.2 of the SPA is amended by deleting the word “or” in clause 13.2.3, replacing the period at the end of clause 13.2.4 with “; or” and inserting new clause 13.2.5, as follows:

“and, with respect to the matters contemplated by the Settlement Agreement, that is substantially in the form set forth in Exhibit 8.1(a) to the Settlement Agreement.”

1.8	Schedule 2 to the SPA is amended by (a) replacing paragraph 7 with “[Intentionally Omitted]” and (b) deleting the phrase “in any Joltid Litigation, or” in paragraph 8.

1.9	Clause 5.1 of Schedule 6 to the SPA is amended by (a) deleting the number “35%” in the first sentence and replacing it with “35% (prior to dilution as a result of the ordinary shares of the Buyer to be issued pursuant to the Settlement Agreement, the Subscription Agreement (as defined in the Settlement Agreement) and the Warrant (as defined in the Settlement Agreement))” and (b) inserting the phrase “and the Settlement Agreement (and the transactions and documents contemplated by the Settlement Agreement)” following the phrase “Shareholders Agreement” in the second sentence.

1.10	Clause 5.2 of Schedule 6 to the SPA is amended by (a) inserting the phrase “, other than the Shareholders Agreement,” following the word “agreement” and (b) inserting the phrase “and the Settlement Agreement (and the transactions and documents contemplated by the Settlement Agreement)” following the word “Agreement” in the addition referred to in the preceding clause (a).

1.11	Clause 5.3 of Schedule 6 to the SPA is amended by inserting the phrase “, the Settlement Agreement (and the transactions and documents contemplated by the Settlement Agreement)” following the phrase “Shareholders Agreement”.

1.12	Clause 5.4 of Schedule 6 to the SPA is amended by inserting the phrase “and the Settlement Agreement (and the transactions and documents contemplated by the Settlement Agreement)” following the phrase “Shareholders Agreement”.

1.13	Schedule 10 to the SPA is amended by deleting the references to “Index Ventures Growth I (Jersey), L.P.”, “Index Ventures Growth I Parallel Entrepreneur Fund” and “Index Venture Growth I Associates Limited”.

1.14	(a) For all purposes under the SPA (including, without limitation, clauses 3.4.3, 5.7, 5.8 and 8.2 of the SPA and clause 5 of Schedule 6 of the SPA), the Sellers approve, consent to, and grant a waiver with respect to, the Settlement Agreement and any transactions, agreements and other documents contemplated by the Settlement Agreement. (b) The foregoing waiver shall apply to any preemptive and similar rights that the Sellers may have following Completion that arise as a result of the transactions, agreements, arrangements and other documents contemplated by the Settlement Agreement (subject to the terms of the Shareholders Agreement and the organizational documents of the Company). (c) The Sellers shall, and shall cause each Seller’s Group Undertaking to, take all actions required of any of the Sellers and/or any Seller’s Group Undertaking pursuant to the Settlement Agreement, including, without limitation, executing and delivering such ancillary agreements and other documents and taking such actions and performing such obligations as are specified in the Settlement Agreement.

1.15	The Buyer and the Sellers agree to cooperate reasonably with the Joltid Parties (as defined in the Settlement Agreement) with regard to any filings required to be made with any Governmental Entities in connection with the transactions contemplated by the Settlement Agreement and any related amendments, updates or supplements to any filings made prior to the date of this Amendment and Consent in connection with the transactions contemplated by the SPA.

1.16	For all purposes under the SPA (including, without limitation, clause 4.1 of Schedule 6 to the SPA), the Sellers (a) consent, and acknowledge, that none of Index Ventures Growth I (Jersey), L.P, Index Ventures Growth I Parallel, Entrepreneur Fund (Jersey), L.P., Yucca Partners LP Jersey Branch or Index Venture Growth I Associates Limited shall be, as from the date of this Amendment and Consent, deemed to be an “Equity Provider” for purposes of the SPA and (b) consent to, and acknowledge, the amendment to the Equity Funding Letter, attached as Annex B to this Amendment and Consent.

1.17	For all purposes under the SPA (including, without limitation, clause 5.10 of the SPA), the Sellers hereby consent to, and acknowledge, the withdrawal by Index (as defined in the Escrow Agreement), from the escrow fund established pursuant to the Escrow Agreement with the Escrow Agent, of Index’s aggregate Depositor’s Escrow Amounts (together with any investment returns thereon).

2.	AMENDMENTS RELATED TO THE SHAREHOLDERS AGREEMENT

2.1	The definition of “Shareholders Agreement” in clause 1.1 of the SPA is amended and restated in its entirety as follows:

““Shareholders Agreement” means the Shareholders Agreement to be entered into among the several parties specified therein prior to Completion, substantially in the form attached in Annex B to this Agreement.”

2.2	Annex B to the SPA is replaced in its entirety with Annex C to this Amendment and Consent.

3.	AMENDMENTS RELATED TO THE TAX COOPERATION AGREEMENT

3.1	The definition of “Tax Cooperation Agreement” in the clause 1.1 of the SPA is amended and restated in its entirety as follows:

““Tax Cooperation Agreement” means the Tax Cooperation Agreement to be entered into between Parent, the Buyer and Skype Technologies S.A. prior to Completion, substantially in the form attached in Annex C to this Agreement.”.

3.2	Annex C to the SPA is replaced in its entirety with Annex D to this Amendment and Consent.

4.	AMENDMENTS, CONSENTS, WAIVERS AND ACKNOWLEDGEMENTS RELATED TO CERTAIN FUNDING MATTERS

4.1	The following definitions are added to clause 1.1 of the SPA:

““Debt Shortfall Adjustment Amount” means the product of (a) the lesser of (i) the amount by which the indebtedness under the Debt Financing the Buyer has incurred immediately following Completion (without taking into account the revolving credit facility) is below $700,000,000 (if any) and (ii) $100,000,000, and (b) 0.35;”

““OID Adjustment Amount” means the product of (a) the amount by which the original issue discount associated with the indebtedness under the Debt Financing the Buyer has incurred immediately (including any amounts under the revolving credit facility that have been drawn or remain available to be drawn thereunder) following Completion is below $25,200,000 (if any), and (b) 0.35;”

““Debt Underwriting Fee Adjustment Amount” means the product of: (a) the amount, if any, by which: (i) the total indebtedness under the Debt Financing the Buyer has incurred immediately following Completion (including any amounts under the revolving credit facility that have been drawn or remain available to be drawn thereunder) exceeds (ii) $630,000,000, and (b) 0.0105;”

““Specified Amount” means (a) $1,829,250,000, minus (b) the Debt Shortfall Adjustment Amount (if any), plus (c) the OID Adjustment Amount (if any), minus (d) the Debt Underwriting Fee Adjustment Amount;”.

4.2	Clause 3.4.1 of the SPA is amended by deleting the number “$1,824,000,000” and replacing it with the phrase “the Specified Amount”.

4.3	Clause 5.13 of the SPA is amended by replacing the number “$600,000,000” with the phrase “$700,000,000 (without taking into account the revolving credit facility, but subject to clause 5.9)” in both instances.

4.4	The Sellers agree and acknowledge that, following the execution of the Settlement Agreement, the Buyer may wish to obtain Substitute Financing. To that end, the Sellers agree that any Substitute Financing that would not delay the occurrence of the Extended Outside Completion Date shall not be deemed to be a Substitute Financing that has an adverse effect in any material respect on the speed at which the Buyer could otherwise complete the Transactions. In addition, the Buyer agrees to use its reasonable endeavours to procure that, so long as no Settlement Agreement Failure Event (as defined in Clause 1.1 of this Amendment and Consent) occurs on or prior to Completion, neither the Debt Financing nor any Substitute Financing shall, immediately following Completion, require any guarantee of any portion of the Debt Financing or any Substitute Financing relating to the Joltid Litigation on part of the Parent or any affiliate of Parent; provided that the Buyer shall not be required to agree to adverse Financing terms (either in terms of interest rate, original issue discount or other terms) in order to comply with the foregoing.

5.	AMENDMENTS RELATED TO TAXES

5.1	Clause 10.7 of the SPA is amended by inserting the following at the end of that clause:

“; provided that the Buyer’s Pre-Completion Shareholders shall pay on the Buyer’s behalf, or reimburse the Buyer for, its liability under the foregoing with respect to actual amounts incurred for transfer, stamp and similar Taxes in Switzerland up to an aggregate maximum amount of $3,000,000.”.

5.2	Paragraph 12.1 of the Tax Covenant is amended and restated in its entirety as follows:

“The Sellers warrant to the Buyer (subject to the exclusions and limitations set out in this Agreement and subject to paragraph 12.3 below) that any document in the possession of a Group Company or to the production of which a Group Company is entitled and which was executed on or before Completion which attracts United Kingdom, Irish or similar stamp duty and which document may be necessary for such Group Company in proving title of such Group Company to any asset or to produce in evidence for the purposes of any litigation (and for the purposes of so proving title or producing in evidence must be duly stamped) and to which such Group Company is a party (and became a party on or before Completion) has been properly stamped.”.

6.	AMENDMENTS RELATED TO D&O INSURANCE

6.1	Clause 5.6 of the SPA is amended by inserting the following at the end of that clause:

“; provided that, with respect to the directors and officers insurance maintained by Parent (the “D&O Insurance”), Parent: (a) shall take reasonable actions to facilitate any claims made by or on behalf of any Group Company under the D&O Insurance, at the sole cost and expense of such Group Company, provided that such claims: (i) only apply to individuals who were directors or officers of any Group Company prior to Completion, and (ii) are only with respect to occurrences, facts or circumstances that occurred prior to Completion; and (b) for a period of six years following Completion shall not terminate or reduce the coverage available to the Group Companies under the D&O Insurance for the claims referred to in the preceding clause (a) unless such termination or similar reduction in coverage is also made with respect to all of the divested entities covered by the D&O Insurance. Parent shall use commercially reasonable efforts to notify the Buyer of any such termination or reduction in coverage.”

7.	AGREEMENT RELATING TO COMPLETION MECHANICS

7.1	The Buyer and Sellers agree that (a) subject to clause 7.3, the pre-Completion extraction of cash by the Sellers from the Group Companies, and (b) the Completion shall, in each case, be implemented substantially in the manner set forth in Annex E to this Amendment and Consent (the “Step Plan”). The parties agree to work in good faith in make such modifications to the Step Plan as are (i) required in order to implement the Settlement Agreement and the transactions contemplated thereby, and/or (ii) otherwise required under applicable law.

7.2	Without limitation to the Step Plan: (a) the Sellers agree and acknowledge that, at Completion, the Rollover Shares will be comprised of “alphabet” ordinary shares of the Buyer consisting of several series of ordinary shares of the Buyer in the same proportion as those issued to other shareholders of the Buyer at Completion; and (b) the Buyer and the Sellers shall work in good faith to implement the matters or steps contemplated by the Step Plan so that they are effected in a manner that minimizes the applicability of the Luxembourg capital duty to any such matter or step, provided that the Sellers shall not be required to agree to any such implementation that causes an adverse effect on the Sellers.

7.3	The Buyer and Sellers acknowledge and agree that in order to complete the extraction of cash referred to at clause 7.1(a) above in accordance with the Steps Plan in respect thereof, it may be necessary to put in place reasonable and customary financial support and similar arrangements between Group Companies; provided that none of the foregoing shall be effected without the prior written consent of the Buyer (such consent not to be unreasonably withheld or unreasonably delayed).

8.	AGREEMENT RELATING TO SELLER SUBORDINATED NOTE

8.1	Annex A to the SPA is replaced in its entirety with Annex F to this Amendment and Consent.

9.	MISCELLANEOUS

9.1	The amendments, consents, waivers and acknowledgements to the SPA set out in clauses 1.1, 1.2, 1.4, 1.5, 1.6, 1.7, 1.8, 1.9, 1.10(b), 1.11, 1.12, 1.14, 1.15, 4.1, 4.2, 4.3 and 4.4 of this Amendment and Consent shall take effect immediately upon the Settlement Agreement and all ancillary agreements, other documents and actions referred to therein that are to be executed, delivered and/or taken concurrently with the execution and delivery of the Settlement Agreement being so executed, delivered and/or taken by the relevant parties thereto in accordance with the terms of the Settlement Agreement. The remaining provisions of this Amendment and Consent (other than the ones referred to in the first clause of the immediately preceding sentence) shall take effect immediately upon execution of this Amendment and Consent.

9.2	In the event that the Settlement Agreement shall cease to be in full force and effect thereafter or any of the parties thereto (other than the Buyer, the Buyer’s Pre-Completion Shareholders and their affiliates) shall terminate or repudiate the Settlement Agreement after such effectiveness, then, from that day forward (but without affecting the effectiveness thereof during any prior period) the amendments to the SPA set out in clauses 1.4, 1.5, 1.6, 1.7, 1.8, 1.9, 1.10, 1.11, 1.12, 1.14(b), 1.14(c), 1.15, 4.1, 4.2 and 4.3 of this Amendment and Consent shall cease to be of any further force and effect (in which case the parties shall also make such changes to the form of the Shareholders Agreement as are appropriate to reflect the foregoing).

9.3	Except as expressly amended pursuant to clause 1 through 9 of this Amendment and Consent, the SPA, and all rights and obligations of the parties thereunder and under all schedules and annexes thereto, shall remain in full force and effect. This Amendment and Consent shall not, except as expressly provided herein, be deemed to be a consent to any waiver or modification of any other terms or provisions of the SPA.

9.4	This Amendment and Consent (including any non-contractual obligations arising out of or in connection with it) is governed by English law.

9.5	This Agreement may be executed in any number of counterparts (including by way of electronic transmission in .PDF format or by fax), each of which when executed and delivered is an original and all of which together evidence the same agreement.

9.6	The parties agree that this Amendment and Consent is intended to and shall take effect as a simple contract varying the SPA for good and valuable consideration and each party agrees that it shall not argue to the contrary.

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EXECUTED on behalf of

EBAY INC., a company incorporated under the laws of Delaware,

By:	/s/ John Donahoe
Name:	John Donahoe
Title:	President and CEO

being a person who, in accordance with the laws of that territory, is acting under the authority of the company.

Signature Page to Amendment No. 3 to SPA and Consent

EXECUTED on behalf of

EBAY INTERNATIONAL AG, a company incorporated under the laws of Switzerland,

By:	/s/ Nicholas Staheyeff
Name:	Nicholas Staheyeff
Title:	Vice President, CFO International

being a person who, in accordance with the laws of that territory, is acting under the authority of the company.

Signature Page to Amendment No. 3 to SPA and Consent

EXECUTED on behalf of

SONORIT HOLDINGS, AS, a company incorporated under the laws of Norway,

By:	/s/ Robert Miller
Name:	Robert Miller
Title:	Director

being a person who, in accordance with the laws of that territory, is acting under the authority of the company.

Signature Page to Amendment No. 3 to SPA and Consent

EXECUTED on behalf of

SPRINGBOARD GROUP S.À.R.L., a company incorporated under the laws of Luxembourg,

By:	/s/ James Davidson
Name:	James Davidson
Title:	A Manager

being a person who, in accordance with the laws of that territory, is acting under the authority of the company.

Signature Page to Amendment No. 3 to SPA and Consent

EXECUTION COPY

EBAY INC.

AND

EBAY INTERNATIONAL AG

AND

SONORIT HOLDING, AS

AND

SPRINGBOARD GROUP S.À.R.L.

(FORMERLY SLP III CAYMAN DS IV HOLDINGS S.À.R.L.)

AMENDMENT NO. 4 TO AGREEMENT FOR THE SALE AND

PURCHASE OF THE ENTIRE SHARE CAPITAL OF

SKYPE LUXEMBOURG HOLDINGS S.À.R.L.,

SKYPE INC.,

AND

SONORIT HOLDING, AS

THIS AMENDMENT NO. 4 is made on 19 November 2009 (this “Amendment”):

AMONG:

(1)	EBAY INC., a company incorporated under the laws of Delaware, having its corporate headquarters at 2145 Hamilton Avenue, San Jose, California, 95125, United States; and

(2)	EBAY INTERNATIONAL AG, a Swiss company, having its registered office at Helvetiastrasse 15/17, CH-3005, Bern, Switzerland; and

(3)	SONORIT HOLDING, AS, a Norwegian company, having its registered office at P.O. Box 2374 Solli, O204 Oslo, Norway; and

(4)	SPRINGBOARD GROUP S.À.R.L. (FORMERLY SLP III CAYMAN DS IV HOLDINGS S.À.R.L.), a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 65 Boulevard Grande-Duchesse Charlotte, L-1331 Luxembourg, and registered with the Luxembourg Trade and Companies Register under number B 141.496.

WHEREAS the parties entered into an Agreement for the sale and purchase of the entire share capital of Skype Luxembourg Holdings S.à.r.l., Skype Inc. and Sonorit Holding, AS on 1 September 2009, as amended on 14 September 2009, and as further amended on 19 October 2009, 21 October 2009 and 5 November 2009 (the “SPA”); and

WHEREAS, the parties wish to amend certain terms of the SPA as set forth in this Amendment.

NOW THEREFORE, THE PARTIES AGREE as follows:

1.	AMENDMENTS

1.1	Clause 10.1 of Schedule 4 to the SPA is amended by replacing clause (v) with the following:

“(v) the Intellectual Property, IT Assets, rights, contracts or other assets owned or controlled by any Seller’s Group Undertaking (other than any Group Company).”

1.2	A new clause 10.1A is added to Schedule 4 to the SPA as follows:

“To the knowledge of the Sellers, the Group Companies have received from the Sellers, at or prior to Completion, all of the Intellectual Property, IT Assets, rights, contracts and other assets owned or controlled by any Seller’s Group Undertaking (other than any Group Company) reasonably necessary to enable the Group Companies to conduct the Business, immediately after giving effect to the Completion in substantially the same manner as the Business has been operated by the Sellers in the past, other than (i) assets that, individually and in the aggregate, are not material to such business, (ii) assets and properties being provided pursuant to the Transitional Services Agreement, (iii) Excluded Services as defined under the Transitional Services Agreement, and (iv) rights to any office facilities identified in the Office Transition Agreement; provided that, solely for purposes of this clause 10.1A of Schedule 2 to this Agreement, the reference to “the knowledge of the Sellers” shall mean the actual knowledge of each of Michael Jacobson and Emily Ward, at the date of this Agreement, after reasonable inquiry of the individuals reporting to Emily Ward. Nothing in this clause 10.1A constitutes a representation or warranty with respect to non-infringement of any Intellectual Property owned or controlled by any person other than any Seller Group Undertaking, or title or the condition of any assets or properties (whether real or personal, tangible or intangible, owned, leased or held under license), any and all representations or warranties with respect to which are set forth in other clauses of this Schedule 4.”

1.3	A new paragraph 2.8 is added to Schedule 5 to the SPA as follows:

“a Relevant Claim for breach of any Sellers’ Warranty set out in paragraph 10.1A (insofar as it relates to Intellectual Property) of Schedule 4 unless the Buyer has notified the Sellers of the Relevant Claim stating in reasonable detail the nature of the Relevant Claim and, if reasonably practicable, the amount claimed on or before the date which is three years from the Completion Date;”

1.4	Annex J to the SPA is hereby amended and restated its entirety in the form attached as Annex A to this Amendment.

2.	MISCELLANEOUS

2.1	The provisions of this Amendment shall take effect immediately upon execution of this Amendment.

2.2	Except as expressly amended pursuant to clause 1 of this Amendment, the SPA, and all rights and obligations of the parties thereunder and under all schedules and annexes thereto, shall remain in full force and effect. This Amendment shall not, except as expressly provided herein, be deemed to be a consent to any waiver or modification of any other terms or provisions of the SPA.

2.3	This Amendment (including any non-contractual obligations arising out of or in connection with it) is governed by English law.

2.4	This Agreement may be executed in any number of counterparts (including by way of electronic transmission in .PDF format or by fax), each of which when executed and delivered is an original and all of which together evidence the same agreement.

2.5	The parties agree that this Amendment is intended to and shall take effect as a simple contract varying the SPA for good and valuable consideration and each party agrees that it shall not argue to the contrary.

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EXECUTED on behalf of

EBAY INC., a company incorporated under the laws of Delaware,

By:	/s/ Michael R. Jacobson
Name:	Michael R. Jacobson
Title:	Senior Vice President, Legal Affairs, General Counsel and Secretary

being a person who, in accordance with the laws of that territory, is acting under the authority of the company.

EXECUTED on behalf of

EBAY INTERNATIONAL AG, a company incorporated under the laws of Switzerland,

By:	/s/ Nicholas Staheyeff
Name:	Nicholas Staheyeff
Title:	Vice President, CFO International

being a person who, in accordance with the laws of that territory, is acting under the authority of the company.

EXECUTED on behalf of

SONORIT HOLDINGS, AS, a company incorporated under the laws of Norway,

By:	/s/ Robert Miller
Name:	Robert Miller
Title:	Director

being a person who, in accordance with the laws of that territory, is acting under the authority of the company.

EXECUTED on behalf of

SPRINGBOARD GROUP S.À.R.L., a company incorporated under the laws of Luxembourg,

By:	/s/ James Davidson
Name:	James Davidson
Title:	A Manager

being a person who, in accordance with the laws of that territory, is acting under the authority of the company.